UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2007
(Date of earliest event reported)

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
541710
(Primary Standard Industrial Classification Code)
5300 Memorial Drive, Suite 700
Houston, Texas	77007
(Address of principle executive offices)	(Zip Code)

(713) 612-4310
Issuer’s telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 23, 2007, we entered into a consulting contract with Timothy J. Connolly to be effective February 1, 2007 to provide general business strategic consulting and management advisory services. Mr. Connolly agreed to provide three eight-hour workdays per month of general management strategic consulting services, including but not limited to: advising on corporate structure; advising on marketing; developing strategic alliances; advising on and assistance with negotiating licensing agreements; advising on and assistance with obtaining patents, implementation of financial systems, structures and controls; providing bookkeeping services of eight hours a month; consulting on matters of our board of directors, including but not limited to assisting the board of directors in developing policies and procedures; and assisting our board of directors in mergers, acquisitions, and other business combinations. We agreed to pay, on a quarterly basis, the sum of $6,100 per month for the first three months of the agreement and $5,000 per month for the remaining nine months of the agreement. These payments will be made in cash or, at the option of the Company, in shares of the Company’s common stock at no higher than the highest closing bid price per share the common stock of the Company, as reported by Bloomberg, LP, on the last trading day prior to the date the payment is due. We also agreed to pay an advisory fee equal to 5% of the total transaction value of any acquisition, merger, or debt financing which is originated by Mr. Connolly or which we specifically request Mr. Connolly work on and which is consummated during the term of the agreement or for one year thereafter. We also agreed to issue options for the right to purchase up to 5,000,000 shares of our common stock exercisable at $0.04 per share. The options will expire April 30, 2008.

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 26, 2007, we executed an Employment Agreement with Joey Jung to retain Mr. Jung as an executive through November 30, 2008. Mr Jung has been Vice President and Chief Technology Officer since November 21, 2004. We agreed to pay Mr. Jung $120,000 (Canadian)(base Salary) from December 1, 2006 through November 30, 2007 and $132,000 (Canadian)(base Salary) from December 1, 2007 through November 30, 2008 and to increase his pay by no less than 10% of Base Salary each year of employment. Upon the effectiveness of the filing of a planned Form S-8 Registration Statement for the Company’s 2007 Stock Option, SAR, and Stock Bonus Plan (the "Plan “), Mr. Jung shall be entitled to a stock option to acquire 1,000,000 shares of our common stock at a price of one half of one cent, (US $0.005) per share, pursuant to the terms of the Plan.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

At a Special Meeting of Shareholders held on February 22, 2007, our shareholders approved an Amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 750,000,000 as approved by a shareholder vote of:

115,101,365	VOTES FOR
5,442,796	VOTES AGAINST
339,834	ABSTAIN

On February 22, 2007, we filed an Amendment to our Articles of Incorporation with the Secretary of State of Nevada to reflect the approved increase in authorized shares.

Additionally, at the Special Meeting of Shareholders held February 22, 2007, our shareholders approved and ratified the issuance of the 49,391,694 excess shares issued by us since July 29, 2004, as approved by a shareholder vote of:

116,138,754	VOTES FOR
3,411,806	VOTES AGAINST
1,250,274	ABSTAIN

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit 3.1     Amendment to Articles of Incorporation dated February 22, 2007
Exhibit 10.1   Employment Agreement with Joey Jung dated February 26, 2007.
Exhibit 10.2   Consulting Agreement with Timothy Connolly dated February 23, 2007
Exhibit 99.1   Press release dated February 22, 2007

POWER TECHNOLOGY, INC.
Date: February 28, 2007
By: /s/ Bernard J. Walter
Bernard J. Walter
Chief Executive Officer and President